                                                                    EXHIBIT 1(a)


                               SEMCO ENERGY, INC.

            $60,000,000 principal amount of 8% Senior Notes due 2016

                             UNDERWRITING AGREEMENT







Dated:  June 18, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.        Representations and Warranties..................................................................1
SECTION 2.        Sale and Delivery to Underwriters; Closing......................................................9
SECTION 3.        Covenants and Agreements.......................................................................10
SECTION 4.        Payment of Expenses............................................................................12
SECTION 5.        Conditions of Underwriters' Obligations........................................................13
SECTION 6.        Indemnification................................................................................14
SECTION 7.        Contribution...................................................................................16
SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.................................18
SECTION 9.        Termination of Agreement.......................................................................18
SECTION 10.       Default by the Company; Default by the Underwriters............................................18
SECTION 11.       Notices........................................................................................19
SECTION 12.       Parties........................................................................................19
SECTION 13.       GOVERNING LAW AND TIME.........................................................................20
SECTION 14.       Effect of Headings.............................................................................20


SCHEDULES
         Schedule A - Terms.................................................................................Sch A-1
         Schedule B - List of Subsidiaries..................................................................Sch B-1
         Schedule C - Underwriters..........................................................................Sch C-1



EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel.......................................................A-1

                               SEMCO ENERGY, INC.

                            (a Michigan corporation)

                                   $60,000,000

                            8% Senior Notes Due 2016


                             UNDERWRITING AGREEMENT

                                                                   June 18, 2001

A.G. Edwards & Sons, Inc.
Salomon Smith Barney Inc.
First of Michigan
  A Division of Fahnestock & Co. Inc.
  c/o A.G. Edwards & Sons, Inc.
  One North Jefferson Avenue
  St. Louis, MO 63103


Ladies and Gentlemen:

                  SEMCO Energy, Inc., a Michigan corporation (the "Company"), agrees with A.G. Edwards & Sons, Inc., Salomon Smith Barney Inc. and First of Michigan, a Division of Fahnestock & Co. Inc. (the "Underwriters") to issue and sell to the Underwriters pursuant to the terms and subject to the conditions stated herein $60,000,000 principal amount of 8% Senior Notes due 2016. The Senior Notes are hereinafter referred to as the "Securities". The Securities will be issued under an Indenture dated as of October 23, 1998, as supplemented from time to time, between the Company and Bank One Trust Company, National Association, successor to NBD Bank, as Trustee (as heretofore supplemented and as to be supplemented by the Third Supplemental Indenture dated June 15, 2001 (the "Third Supplemental Indenture" and collectively, the "Indenture"). Certain rights and terms of the Securities are set forth in Schedule A hereto.

                  SECTION 1. Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

                           (i) Compliance with Registration Requirements. The
                  Company meets the requirement for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder (the "Act Regulations"). A registration statement on Form S-3, as amended, with respect to the Securities and certain other securities (File No. 333-91815), including a prospectus, copies of which have been delivered to you, has been prepared and filed by the Company and the Semco Capital Trusts I, II and III with the Commission and, as amended, has been declared effective under the Act. No stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement (including all documents filed as part thereof or incorporated by reference therein, but excluding any Forms T-1, as amended), as amended and supplemented at the time it became effective, is hereinafter referred to as to the "Registration Statement." The Prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective is hereinafter referred to as the "Basic Prospectus."

                                    The prospectus included in the Registration
                  Statement, as amended and supplemented to the date of this Agreement (including all documents then incorporated by reference therein and including the Preliminary Supplemented Prospectus (hereinafter defined) as further supplemented by the Final Supplemented Prospectus (hereinafter defined)), is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, the Basic Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of such Registration Statement, Prospectus, Basic Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of such Registration Statement or Prospectus.

                                    A prospectus supplement, subject to
                  completion, dated June 8, 2001 (the "Preliminary Supplemented Prospectus") has been prepared and was filed pursuant to Rule 424(b)(2) under the Act ("Rule 424(b)(2)") on June 11, 2001. A prospectus supplement, dated the date hereof, setting forth the terms of the Securities and of their sale and distribution (the "Final Supplemented Prospectus") has been prepared and will be filed pursuant to Rule 424(b)(2).

                                    The Preliminary Supplemented Prospectus was,
                  and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (ii) Conformity to Requirements of the Act and TIA.
                  On the effective date of the Registration Statement, the Registration Statement including the Basic Prospectus, as amended and supplemented at that time, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA"), and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Preliminary Supplemented Prospectus, the Preliminary Supplemented Prospectus conformed in all material respects to the requirements of the Act and the Act Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the Closing Time (hereinafter defined) they will conform, in all material respects to the requirements of the Act, the Act Regulations and the TIA and the applicable rules and regulations of the Commission thereunder, and on the date of this Agreement do not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the TIA of the Trustee or
                  (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                           (iii) Incorporated Documents. Each document filed or
                  to be filed pursuant to the Exchange Act and incorporated by reference, or deemed to be incorporated by reference, in the Registration Statement and the Prospectus (including any document to be filed pursuant to the Exchange Act which will constitute an amendment to the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                           (iv) Independent Accountants. The accountants who
                  certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the Act Regulations.

                           (v) Financial Statements. The financial statements
                  included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of
                  (1) the Company and its consolidated subsidiaries and (2) ENSTAR Natural Gas Company (a division of the Company) and Alaska Pipeline Company (a subsidiary of the Company) (collectively, "ENSTAR") at the dates indicated and the statements of income, cash flows and changes in common shareholders equity of the Company and its consolidated subsidiaries and the statements of income and cash flows of ENSTAR for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, other than as noted therein. The supporting schedules, if any, incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial information, and the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information, and the assumptions used in preparing such information are reasonable. The selected financial information and the financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission and compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus subject to year end audit adjustments.

                           (vi) No Material Adverse Change in Business. Since
                  the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (vii) Good Standing of the Company. The Company has
                  been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in Alaska and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect

                           (viii) Good Standing of Subsidiaries. Each
                  "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

                  Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries which considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                           (ix) Authorization of Agreement. This Agreement has
                  been duly authorized, executed and delivered by the Company.

                           (x) Absence of Defaults and Conflicts. Neither the
                  Company nor any of its subsidiaries is, or will, as the result of the transaction contemplated hereby, be in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the property or assets of the Company or any of its subsidiaries, except for such defaults or violations that would not result in a Material Adverse Effect.

                           (xi) Absence of Labor Dispute. No labor dispute with
                  the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

                           (xii) Absence of Proceedings. There is no action,
                  suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein, if any), or which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, individually or in the aggregate, might reasonably be expected to materially and adversely affect the properties, assets or operations thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                           (xiii) Accuracy of Exhibits. There are no contracts
                  or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                           (xiv) Possession of Intellectual Property. The
                  Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                           (xv) Possession of Licenses and Permits. The Company
                  and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess such a Governmental License would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (xvi) Title to Property. The Company and its
                  subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties material to the business of the Company and its subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or
                  (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                           (xvii) Investment Company Act - Company. The Company
                  is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xviii) Environmental Laws. Except as described in
                  the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the Company's knowledge threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                           (xix) Authorization, etc., of the Indenture and the
                  Securities. The Indenture (other than the Third Supplemental Indenture) has been, and at the Closing Time, the Third Supplemental Indenture will have been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Securities have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Securities will be in the form contemplated by the Indenture; and each holder of Securities will be entitled to the benefits of the Indenture; the Indenture and the Securities conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                           (xx) Company Consummation of Transactions. The
                  issuance by the Company of the Securities, the compliance by the Company with all of the provisions of this Agreement, the Securities and the Indenture, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined herein) under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any subsidiary or any existing law or statute or any order, rule, regulation, judgment, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations; the Commission has issued an order under the Act declaring the Registration Statement effective and qualifying the Indenture under the TIA, and no other filing with, or consent, approval, authorization, license, order, registration, qualification or decree of or with any such court or governmental authority, agency or body, domestic or foreign, is necessary or required in connection with the due authorization, execution and delivery of this Agreement by the Company or the issuance, sale and delivery of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Securities, except such as have already been obtained under the Act or the Act Regulations or may be required under state securities or Blue Sky laws. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

                           (xxi) Regulation M. None of the Company and its
                  subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (xxii) Public Utility Holding Company Act. The
                  Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9(a)(2) thereof).

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing.

                  (a) Sale to Underwriters. The Company agrees to issue and sell to the Underwriters $60,000,000 principal amount of the Securities, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree to purchase the Securities from the Company, at a purchase price of 97.5% of the principal amount thereof, in the amounts set forth on Schedule C.

                  (b) Payment. The Securities will be represented by one or more definitive global Securities in book-entry form which will be deposited with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer as set forth below, by causing DTC to credit the Securities to the account of the Underwriters. The time and date of such delivery and payment shall be 10:00 A.M., New York City time, on June 21, 2001, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account located in the United States and designated in writing at least forty-eight hours prior to the Closing Time by the Company to the Underwriters. The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(g) hereof, will be delivered at such time and date at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company.

                  (c) Denominations; Registration. Global certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination by the Underwriters at the office of DTC or its designated custodian not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

                  SECTION 3. Covenants and Agreements.

                  The Company covenants and agrees with the Underwriters as follows:

                  (a) Delivery of Prospectus. The Company will furnish without charge to the Underwriters, the Preliminary Supplemented Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto the Underwriters may reasonably request so long as the Underwriters are required to deliver a prospectus. The Prospectus and any amendments or supplements thereto will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (b) Filing. The Company will cause the Final Supplemented Prospectus to be filed pursuant to, and in compliance with, Rule 424(b)(2) and will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, to deliver a prospectus, (ii) of any request by the Commission for any amendment of the Registration Statement,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification. So long as any Underwriters are required in the reasonable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. to deliver a prospectus, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished one copy of such amendment or supplement to the Underwriters and to LeBoeuf, Lamb, Greene & MacRae, L.L.P., and, if such amendment or supplement is to be filed on or prior to the Closing Time, or under circumstances where the Underwriters are required in the reasonable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., to deliver a Prospectus, the Underwriters or LeBoeuf, Lamb, Greene & MacRae, L.L.P., shall not reasonably have objected thereto.

                  (c) Continual Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Supplemented Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Supplemented Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the prior review of the Underwriters, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

                  (d) Delivery of Registration Statements. The Company will furnish or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and photo copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

                  (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders and deliver to the Underwriters as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act (including Rule 158 thereunder).

                  (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (h) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities substantially similar to the Securities or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be issued hereunder.

                  (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

                  (j) Regulation M. None of the Company and its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.


                  SECTION 4. Payment of Expenses.

                  (a) Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, delivery, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any fees and expenses relating to the eligibility and issuance of the Securities in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Securities, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities, under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing, mailing and delivery to the Underwriters of copies of the Preliminary Supplemental Prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) any fees charged by securities rating services for rating the Securities and (x) the fees and expenses of the Trustee under the Indenture and any agent of the Trustee and the fees and disbursements of counsel for the Trustee.

                  (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9 or
Section 10(a) hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Final Supplemented Prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(2).

                  (b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Dickinson Wright PLLC, special counsel for the Company, and Arnold R. Madigan, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, in combination, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, with respect to such matters as it may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) No Adverse Occurrences and Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any change that would have a Material Adverse Effect, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such change that would have a Material Adverse Effect, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.

                  (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                  (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (h) Rating. At the Closing Time there shall not have been subsequent to the date hereof any decrease in the rating of any of the Company's debt securities to a rating below one of the four highest rating categories for debt securities ("Investment Grade") by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change to a rating below Investment Grade.

                  (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, the Registration Statement, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the

                  Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto).

                  (b) Indemnification of Company, Directors and Officers. The Underwriters severally agree to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability required to be indemnified hereunder, but, if such indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by the Company in the case of parties indemnified pursuant to Section 6(a) above and by the Underwriters in the case of parties indemnified pursuant to Section 6(b) above; provided that such counsel shall be reasonably satisfactory to the indemnified party. In the event that such indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such indemnifying party shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the indemnified parties and the indemnified parties have been advised by such counsel that one or more legal defenses may be available to them which may not be available to such indemnifying party, in which case such indemnifying party shall not be entitled to assume the defense of such suit on behalf of the indemnified parties, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such indemnifying party shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local firm in each jurisdiction) at any time for all of the indemnified parties, which firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 6(a) above and by the Company in the case of parties indemnified pursuant to Section 6(b) above. Except as specified in Section 6(d) below, such indemnifying party shall not be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party's consent. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which indemnity is available hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution.

                  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to each other.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

                  All representations, warranties, agreements, indemnities and other statements contained in this Agreement or contained in certificates of officers of the Company, its officers or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or a controlling person, or by or on behalf of the Company and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9. Termination of Agreement.

                  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Supplemented Prospectus (exclusive of any supplement thereto), any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Supplemented Prospectus (exclusive of any supplement thereto) the effect of which is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Supplemented Prospectus (exclusive of any supplement thereto), or (ii) there has been, subsequent to the date hereof, any decrease in the rating of any of the Company's debt securities to a level below Investment Grade by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating to a rating below Investment Grade, or (iii) if trading in the common stock or any other security of the Company has been suspended or limited by the Commission, the New York Stock Exchange, or if trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, or (iv) a banking moratorium shall have been declared either by Federal or New York or Michigan State authorities, or (v) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Supplemented Prospectus (exclusive of any supplement thereto).

                  SECTION 10. Default by the Company; Default by the
Underwriters.

                  (a) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                  (b) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule C hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule C hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10(b), the Closing Time shall be postponed for such period, not exceeding five business days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Supplemented Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  SECTION 11. Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to A.G. Edwards & Sons, Inc., One North Jefferson Ave, St. Louis, Missouri 63103, attention: Debt Syndicate Department Manager; notices to the Company shall be directed to it at 405 Water Street, Port Huron, Michigan 48060, attention: Sebastian Coppola.

                  SECTION 12. Parties.

                  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 14. Effect of Headings.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    SEMCO ENERGY, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

A. G. EDWARDS & SONS, INC.
SALOMON SMITH BARNEY INC.
FIRST OF MICHIGAN, A DIVISION OF FAHNESTOCK & CO. INC.

By:  A. G. EDWARDS & SONS, INC.


By:
   ----------------------------
   Authorized Signatory

                                   SCHEDULE A


Title of Securities:                                        8% Senior Notes due 2016

Maturity:                                                   June 30, 2016

Interest Rate:                                              8% per annum

Interest Payment Dates:                                     Quarterly on each March 31, June 30,
                                                            September 30 and December 31

Price to Public:                                            100% of principal amount

Company's Redemption Provision:                             Redeemable, in whole or in part, on or after
                                                            June 30, 2006 at a redemption price of 100% of
                                                            the principal amount thereof, plus accrued and
                                                            unpaid interest to the date of redemption

Note Holders' Redemption Provision:                         Subject to limited right of redemption upon the
                                                            death of the holder, as described in the
                                                            Prospectus

Sinking Funding Provisions:                                 None



                                    Sch A-1

                                   SCHEDULE B

                   List of subsidiaries of SEMCO Energy, Inc.

                           SEMCO Energy Ventures, Inc.
                             Alaska Pipeline Company


                                    Sch B-1

                                   SCHEDULE C

         The Underwriters severally agree to purchase the principal amount of Senior Notes set forth opposite their respective names below:

Underwriter                           Principal Amount
-----------                           ----------------
A.G. Edwards & Sons, Inc.                $  33,000,000
Salomon Smith Barney Inc.                   15,000,000
Fahnestock & Co. Inc.                       12,000,000
                                            ----------

Total:                                   $  60,000,000



                                    Sch C-1

                                                                       Exhibit A

                      FORMS OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan;

                  (ii) the Company has corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Securities;

                  (iii) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (iv) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights arising by operation of law, under the organizational documents of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise;

                  (v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) the Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b)(2) has been made in the manner and within the time period required by Rule 424(b)(2); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                  (vii) the Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the Act Regulations;

                  (viii) the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                  (ix) there is not pending or, to the best of our knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties, assets or operations thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder;

                  (x) the information in the Final Supplemented Prospectus under the caption "Description of the Senior Notes" and in the attached Basic Prospectus under the caption "Description of Debt Securities" accurately summarizes in all material respects the terms of the Securities and the Indenture;

                  (xi) the Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Final Supplemented Prospectus under the caption "Description of the Senior Notes" and in the attached Basic Prospectus under the caption "Description of Debt Securities";

                  (xii) all descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

                  (xiii) the description of statutes and regulations set forth in Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the captions "Business--Gas Distribution--Rates and Regulation" and "--Environmental Matters" fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

                  (xiv) neither the Company nor any subsidiary is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

                  (xv) except as set forth in the Final Supplemented Prospectus, the Company and its subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct their business as described in the Final Supplemented Prospectus, except where the failure to possess such approvals, certificates, authorizations, licenses and permits to be in compliance therewith would not be reasonably likely to have a Material Adverse Effect and to the knowledge of such counsel, none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit which, individually or in the aggregate, if it became the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect;

                  (xvi) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Act Regulations, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with (1) the due authorization, execution and delivery of the Underwriting Agreement, (2) the offering, issuance, sale and delivery of the Securities by the Company or (3) the consummation by the Company of the transactions contemplated in the Underwriting Agreement;

                  (xvii) the issuance and sale by the Company of the Securities, the compliance by the Company with all of the provisions of the Underwriting Agreement, the Securities and the Indenture, the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated therein and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any subsidiary or any existing law or statute or any order, rule, regulation, judgment, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations;

                  (xviii) the Company is not, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                  (xix) the Securities are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized for issuance and sale by all necessary corporate action on the part of the Company and, when executed and delivered by the Company and authenticated by the Trustee under the Indenture as specified in or pursuant to the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (xx) the Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law);

                  (xxi) the Indenture has been duly qualified under the TIA; and

                  (xxii) the Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9(a)(2) thereof).

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no comment), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no comment), at the respective times the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus were issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).